Life Series Funds

Responses to N-SAR for 12/31 Funds for the period 1/1/2016 to 12/31/2016

Exhibit 77Q1 (e)

The Amended and Restated Schedule A to the Investment Advisory Agreement between The First Investors Life Series Funds and First Investors Management Company, Inc. (now, Foresters Investment Management Company, Inc.) was filed as part of the registration statement for the Covered Call Fund which was filed with the Securities and Exchange Commission via EDGAR in the Life Series Funds' registration statement filing pursuant to Rule 485(b) on April 27, 2016 (Accession No. 0000898432-16-002174), which is hereby incorporated by reference as part of the response to Item 77Q1 of Form
N-SAR.

The Subadvisory Agreement between The First Investors Life Series Funds, Foresters Investment Management Company, Inc. and Ziegler Capital Management, LLC was filed as part of the registration statement for the First Investors Covered Call Fund which was filed with the Securities and Exchange Commission via EDGAR in the First Investors Equity Funds' registration statement filing pursuant to Rule 485(b) on March 31, 2016 (Accession No. 0000898432-16-002122), which is hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.